Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter of 2023 and Full Year of 2023 Financial Results

●	Reports record revenue of $17.5 million for the fourth quarter and $65.6 million for the full year of 2023.

●	Reports GAAP diluted EPS of $0.36 and non-GAAP diluted EPS of $0.39 for the fourth quarter of 2023.

●	Reports GAAP diluted EPS of $1.35 and non-GAAP diluted EPS of $1.48 for the full year of 2023.

●	Reports fourth quarter of 2023 operating income of $5.2 million, an increase of 21.3%, compared to the same period in 2022 and full-year operating income of $20.0 million, an increase of 28.2%, compared to the same period in 2022.

Winter Springs, Florida, February 8, 2024 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD) announced today its financial results for the three months and year ended December 31, 2023. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

"It was a banner year for Iradimed, capped by our fourth quarter execution and finishing the year with record revenues driven by robust growth in our IV infusion pump product and continued strength of our monitoring business. Our exceptional operating margins and strong operating cash flow generation for the quarter and the year illustrate our commitment to driving profitable growth. I want to express my gratitude to our team whose dedication and hard work have made this possible; I am confident that our collective efforts will drive even greater success in the future, as expressed by our initiation of a quarterly dividend in 2024,” said Roger Susi, President and Chief Executive Officer of the Company. “As for our guidance for the full year 2024, we expect to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62. For the first quarter of 2024 financial guidance, we expect revenue of $17.0 million to $17.3 million, and GAAP diluted earnings per share to $0.29 to $0.31, and non-GAAP diluted earnings per share to $0.33 to $0.35” added Mr. Susi.

Three Months Ended December 31, 2023

For the fourth quarter ended December 31, 2023, the Company reported 17.4% year-over-year revenue growth to $17.5 million compared to $14.9 million for the fourth quarter of 2022. Net income was $4.5 million, or $0.36 per diluted share, compared to $3.7 million, or $0.29 per diluted share for the fourth quarter of 2022.

Non-GAAP net income was $5.0 million, or $0.39 per diluted share, for the quarter ended December 31, 2023, excluding $0.4 million of stock compensation expense, net of tax expense. Non-GAAP net income for the quarter ended December 31, 2022, was $4.0 million, or $0.32 per diluted share, excluding $0.3 million of stock compensation expense, net of tax expense.

Twelve Months Ended December 31, 2023

For the twelve months ended December 31, 2023, the Company reported revenue of $65.6 million compared to $53.3 million for the same period of 2022. Net income was $17.2 million, or $1.35 per diluted share, compared to $12.8 million, or $1.02 per diluted share for the same period of 2022.

Non-GAAP net income was $18.9 million, or $1.48 per diluted share, for the year ended December 31, 2023, excluding $1.7 million of stock compensation expense, net of tax expense. Non-GAAP net income for the year ended December 31, 2022, was $13.9 million, or $1.10 per diluted share, excluding $1.0 million of stock compensation expense, net of tax expense.

Revenue Information:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

	(unaudited)		(unaudited)
Devices:
MRI Compatible IV Infusion Pump Systems	$5,644,225	$3,524,527	$19,611,704	$14,526,017
MRI Compatible Patient Vital Signs Monitoring Systems	6,850,452	6,086,305	25,414,537	21,721,720
Ferro Magnetic Detection Systems	325,252	194,130	944,791	257,112
Total Devices revenue	12,819,929	9,804,962	45,971,032	36,504,849
Disposables, services and other	4,114,088	4,463,404	17,578,359	14,622,327
Amortization of extended warranty agreements	518,159	595,227	2,012,904	2,175,969
Total revenue	$17,452,176	$14,863,593	$65,562,295	$53,303,145

For the fourth quarter of 2023, domestic sales were 78.3 percent of total revenue, compared to 82.4 percent for the fourth quarter of 2022. The gross profit margin was 76.9 percent for the fourth quarter of 2023, compared to 75.5 percent for the fourth quarter of 2022.

For the twelve months ended December 31, 2023, domestic sales were 80.1 percent of total revenue, compared to 82.4 percent for the twelve months ended December 31, 2022. The gross profit margin was 76.5 percent for twelve months ended December 31, 2023, compared to 77.4 percent for the same period in 2022.

Cash Flow from Operations

For the three months ended December 31, 2023, cash flow from operations was $3.9 million, compared to $3.0 million for the same period in 2022.

For the twelve months ended December 31, 2023, cash flow from operations was $13.5 million, compared to $10.0 million for the same period in 2022.

For the fiscal year 2024, the company anticipates a cash outlay of approximately $13 million towards the development of our new facility in Orlando, FL.

Financial Guidance

For the first quarter of 2024, the Company expects to report revenue of $17.0 million to $17.3 million, GAAP diluted earnings per share of $0.29 to $0.31, and non-GAAP diluted earnings per share of $0.33 to $0.35.

For the full-year of 2024, the Company expects to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax expense, which the Company expects stock-based compensation, net of tax expense, to be approximately $1.9 million and $0.5 million for the full year and first quarter 2024, respectively.

Use of non-GAAP Financial Measures

The Company believes using non-GAAP net income and free cash flow is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

We calculate non-GAAP net income as net income excluding:

(1) Stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period;

(2) Operating expenses, net of tax, that we believe are not indicative of the Company’s ongoing core operating performance and;

(3) Infrequent income tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes.

We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for the development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

Iradimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 8, 2024. Individuals interested in listening to the conference call may do so by registering here, https://register.vevent.com/register/BIc7cd4e26433141619fd5dc96c9970143. Once registered a dial-in number, a unique PIN, and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the call's completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to; potential disruptions in our limited supply chain for our products; the Company’s ability to receive U.S. Food and Drug Administration (“FDA”) 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations. Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the U.S. Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,762,198	$57,960,864
Total current assets	76,001,112	77,489,671
Property and equipment, net	9,288,625	2,399,812
Total assets	$92,156,098	$85,513,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$2,570,407	$3,373,122
Dividend Payable	7,975,997	—
Total current liabilities	16,327,306	8,553,743
Total liabilities	20,735,934	11,840,760
Stockholders’ equity:
Total stockholders’ equity	71,420,164	73,672,987
Total liabilities and stockholders’ equity	$92,156,098	$85,513,747

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$17,452,176	$14,863,594	$65,562,296	$53,303,145
Cost of revenue	4,039,236	3,643,216	15,404,027	12,020,742
Gross profit	13,412,940	11,220,378	50,158,269	41,282,403
Operating expenses:
General and administrative	4,273,454	2,699,496	15,122,065	10,697,067
Sales and marketing	3,329,218	3,662,292	12,142,090	12,679,610
Research and development	650,435	604,744	2,858,656	2,278,081
Total operating expenses	8,253,107	6,966,532	30,122,811	25,654,758
Income from operations	5,159,833	4,253,846	20,035,458	15,627,645
Other income, net	521,810	449,733	1,702,798	553,104
Income before provision for income taxes	5,681,643	4,703,579	21,738,256	16,180,749
Provision for income tax expense	1,141,957	1,029,961	4,545,480	3,352,262
Net income	$4,539,686	$3,673,618	$17,192,776	$12,828,487
Net income per share:
Basic	$0.36	$0.29	$1.36	$1.02
Diluted	$0.36	$0.29	$1.35	$1.02
Weighted average shares outstanding:
Basic	12,619,856	12,572,919	12,602,948	12,562,856
Diluted	12,739,072	12,626,724	12,722,530	12,635,971

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$4,539,686	$3,672,532	$17,192,776	$12,828,487
Excluding:
Stock-based compensation expense, net of tax expense	435,892	320,343	1,694,854	1,046,974
Non-GAAP net income	$4,975,578	$3,992,875	$18,887,630	$13,875,461
Weighted-average shares outstanding – diluted	12,739,072	12,626,724	12,722,530	12,635,971
Non-GAAP net income per share – diluted	$0.39	$0.32	$1.48	$1.10

Free Cash Flow

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023		2022
Net cash provided by operating activities	$3,912,480	$3,038,846	$13,465,012		$10,042,711
Less:
Capital Expenditures	632,816	471,676	8,007,167	[1]	1,874,997
Free cash flow	$3,279,664	$2,567,170	$5,457,845		$8,167,714

1Capital expenditures include a one-time land acquisition for a new facility of $6.2 million

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com